                            FIRST AMENDMENT TO THE                 EXHIBIT 10.22
                              GENEMEDICINE, INC.
                       CHANGE OF CONTROL SEVERANCE PLAN



     The GeneMedicine, inc. Change of Control Severance Plan (the "Plan") is hereby amended, effective January 30, 1998, as set forth below:

     1.  Section 2(b)(i) is amended in its entirety to read as follows:


     (i) The Eligible Employee has executed an individually negotiated employment contract or agreement with the Company relating to severance benefits that is in effect on his or her Termination Date and such individually negotiated employment contract or agreement provides, in the aggregate, for severance benefits that are more favorable, determined in the sole discretion of the Company, than the severance benefits provided under this Plan. Such Eligible Employee's severance benefit shall be governed by the terms of such individually negotiated employment contract or agreement. If, however such individually negotiated employment contract or agreement provides, in the aggregate, for severance benefits that are less favorable, determined in the sole discretion of the Company, than the severance benefits provided under this Plan, then such Eligible Employee's severance benefits shall be governed by the terms of this Plan. Under no circumstances shall an Eligible Employee be entitled to receive benefits both under this Plan and under an individually negotiated employment contract.

     2. Section 3 of the Plan is amended by the addition of a new paragraph (d) at the end thereof, to read as follows:

         (d) CERTAIN TAX PROVISIONS AFFECTING AMOUNT OF PAYMENTS. Anything in
     the Plan to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of an Eligible Employee (whether paid or payable or distributed or distributable pursuant to the terms of the Plan or otherwise) (a "Payment") would be nondeductible by the Company for federal income tax purposes because of Section 280G of the Internal Revenue Code (the "Code") and would cause the Eligible Employee to be liable for an excise tax pursuant to
     Section 4999 of the Code, then the aggregate present value of amounts payable or distributable as Benefits under this Plan may be reduced to the Reduced Amount. The "Reduced Amount" shall be an amount expressed in present value which maximizes the aggregate present value of Benefits without causing any Payment to be nondeductible by the Company because of
     Section 280G of the Code or to create an excise tax liability under Section 4999 of the Code. For purposes of this Paragraph (d), present value shall be determined in accordance with Section 280G(d)(4) of the Code. The decisions as to whether or not to reduce the Severance Benefits to the Reduced Amount, and as to the manner of any such reduction, shall be made by the Eligible Employee and such decisions shall be binding upon the Company and the Eligible Employee. However, in the event that the Eligible Employee fails to make any decision within thirty (30) days of the date of determination referred to above, the Company shall be entitled to make these decisions.
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     3.  The Benefits Schedules for the Plan shall be amended by deleting in its entirety the "Benefits Schedule for the Executive Officers and Vice Presidents" and substituting in its place a "Benefits Schedule for the Executive Officers" and a "Benefits Schedule for Vice Presidents", in the form attached hereto and incorporated herein by this reference.

     In Witness Whereof, this First Amendment is executed this 1st day of February, 1998.

                                   GENEMEDICINE, INC.


                                       Kathryn Stankis
                                       -------------------------------
                                       Vice President, Human Resources
                                       -------------------------------

                               BENEFITS SCHEDULE
                                    FOR THE
                               GENEMEDICINE INC.
                       CHANGE OF CONTROL SEVERANCE PLAN

                              EXECUTIVE OFFICERS


     THE COMPANY SHALL DETERMINE IN ITS SOLE AND ABSOLUTE DISCRETION IN WHICH CATEGORY AN ELIGIBLE EMPLOYEE SHALL BE PLACED FOR PURPOSES OF RECEIVING SEVERANCE BENEFITS UNDER THIS PLAN. THE COMPANY'S DETERMINATION SHALL BE FINAL AND SHALL BE BINDING AND CONCLUSIVE ON ALL PERSONS. THE COMPANY RETAINS THE RIGHT TO RECLASSIFY AN ELIGIBLE EMPLOYEE PRIOR TO THE TIME OF THE OCCURRENCE OF A CHANGE OF CONTROL, AND THEREAFTER TO THE EXTENT PERMITTED BY THE PLAN.

1. The cash severance benefit payable under this Plan for Executive Officers shall be a lump sum payment equal to twelve (12) months of Pay.

2. An Eligible Employee who becomes eligible to receive benefits under this Plan shall (i) become fully vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the GeneMedicine, Inc. 1993 Stock Option Plan, upon termination of employment and (ii) with respect to stock options having an exercise price in excess of $3.063 per share (as adjusted for stock splits and the like subsequent to January 30, 1998), be entitled to exercise such options until the earlier to occur of (A) the date that is twelve (12) months after the date of termination of employment or (B) the respective expiration date(s) of such stock options.

DEFINITIONS:

     For purposes of this Benefits Schedules, the following definitions shall apply:


     EXECUTIVE OFFICERS shall mean those Eligible Employees who are designated from time to time as Executive Officers by the Board of Directors of the Company and who are serving as Executive Officers of the Company as of the effective date of a Change in Control.

                               BENEFITS SCHEDULE
                                    FOR THE
                               GENEMEDICINE INC.

                        CHANGE OF CONTROL SEVERANCE PLAN

                                VICE PRESIDENTS


     The Company shall determine in its sole and absolute discretion in which category an Eligible Employee shall be placed for purposes of receiving severance benefits under this Plan. The Company's determination shall be final and shall be binding and conclusive on all persons. The Company retains the right to reclassify an Eligible Employee prior to the time of the occurrence of a Change of Control, and thereafter to the extent permitted by the Plan.

1. The cash severance benefit payable under this Plan for Vice Presidents shall be a lump sum payment equal to twelve (12) months of Pay.

2. An Eligible Employee who becomes eligible to receive benefits under this Plan shall become vested in the Eligible Employee's nonvested stock options, if any, that were previously granted to the Eligible Employee under the Company's discretionary stock compensation plans, including, without limitation, the GeneMedicine, Inc. 1993 Stock Option Plan, in accordance with the following schedule based upon the number of years the Eligible Employee has been employed by the Company:

     YEARS EMPLOYED          PERCENTAGE TO BE VESTED IN NONVESTED OPTIONS

     0 to less than 2                             50%

     2 to less than 4                             75%

     4 plus                                      100%

3. For purposes of calculating years of employment with the Company for stock option vesting, periods during which the Eligible Employee was not working but was paid under the Company's paid time off policy ("Paid Time Off") will be counted in calculating years of employment. Periods during which the Eligible Employee was not working and was not paid under Paid Time Off, such as leave without pay, leaves of absence or sabbaticals, will not be counted in calculating years of employment.

DEFINITIONS:

     For purposes of this Benefits Schedules, the following definitions shall apply:

     VICE PRESIDENTS shall mean those Eligible Employees whose employment title is Vice President as reflected on the personnel records of the Company as of the effective date of a Change in Control and who are not designated by the Board of Directors of the Company as Executive Officers.